Exhibit 10.2

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 15, 2010 (the “Effective Date”) between JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, and as a Lender and ESCALADE, INCORPORATED (the “Borrower”).

Recital

The Borrower and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank, and a Lender are parties to that certain Credit Agreement, dated as of April 30, 2009 (as amended by that certain First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by that certain Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by that certain Third Amendment to Credit Agreement dated as of October 30, 2009, and as amended by that certain Fourth Amendment to Credit Agreement dated as of March 1, 2010, the “Credit Agreement”). As of the Effective Date, JPMorgan Chase Bank, N.A. is the only Lender under the Credit Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Administrative Agent, the Lender and the Borrower agree as follows:

Amendment to the Credit Agreement.

Amendment to Section 1.01. As of the Effective Date, the following definition set forth in Section 1.01 of the Credit Agreement is amended and, as so amended, restated to read as follows:

“Martin Yale Letter of Credit” means letter of credit no. 00330811 issued to The Bank of New York Trust Company, N.A. for the account of Martin Yale Industries, Inc. in the original face amount of  $2,733,750 with a June 30, 2011 expiry date, as amended from time to time and at any time.

Amendment to Section 2.06(c). As of the Effective Date, Section 2.06 of the Credit Agreement is amended and, as so amended, restated to read as follows:

“(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the scheduled Revolving USD Loan Maturity Date; provided that the Administrative Agent and the Issuing Bank, may in their sole discretion permit a Letter of Credit to have a later expiration date so long as the expiration date of such Letter of Credit is not later than the date which is one year after the scheduled Revolving USD Loan Maturity Date and the Borrower satisfies such other conditions as the Administrative Agent or the Issuing Bank may establish for such renewal or issuance. In addition to all requirements to be satisfied pursuant to Section 2.06(j), Borrower agrees that with respect to all Letters of Credit outstanding on the scheduled Revolving USD Loan Maturity Date, Borrower shall, not later than the scheduled Revolving USD Loan Maturity Date, either (A) cause such Letters of Credit to be fully supported by a clean letter of credit issued by a financial institution having a rating of AAA or higher, or (B) deposit with the Administrative Agent in the Cash Collateral Account (as such term is defined in Section 2.06(j) of this Agreement) cash in an amount equal to one hundred five percent (105%) of the LC Exposure as of such date plus fees that would be due thereunder through the applicable expiry date. In each case such letter of credit or cash collateral shall be held by the Administrative Agent as security for the repayment of the LC Exposure until the expiry date of all Letters of Credit or the return thereof for cancellation.”

Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with the laws of the State of Indiana.

Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. Except as expressly modified and amended by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect, and are fully binding on the parties thereto and their respective successors and assigns.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

Defined Terms. Except as expressly otherwise stated in this Amendment, all terms used in this Amendment and the Recitals that are defined in the Credit Agreement, and that are not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Karen S. Wheatley
Karen S. Wheatley, Vice President

ESCALADE, INCORPORATED

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

Consent of the Guarantors

Each of the undersigned Guarantors acknowledges and consents to the execution of the Fifth Amendment to Credit Agreement and reaffirms and agrees that the Guaranty dated as of April 30, 2009, executed by it in favor of the Administrative Agent for the benefit of the Lenders remains in full force and effect with respect to all obligations of the Guarantor thereunder.

Dated as of April 15, 2010.

Bear Archery, Inc.		Martin Yale Industries, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance		Deborah J. Meinert, VP Finance

EIM Company, Inc.		Olympia Business Systems, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance		Deborah J. Meinert, VP Finance

Escalade Insurance, Inc.		Schleicher & Co. of America, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance		Deborah J. Meinert, VP Finance

Escalade Sports Playground, Inc.		SOP Services, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance		Deborah J. Meinert, VP Finance

Harvard Sports, Inc.		U. S. Weight, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance		Deborah J. Meinert, VP Finance

Indian Industries, Inc.

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance